UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June14, 2010
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On June 14, 2010, Onyx Pharmaceuticals Inc., or Onyx, and Bayer HealthCare Pharmaceuticals, or Bayer, announced that the final analysis of the Phase 3 NExUS (NSCLC research Experience Utilizing Sorafenib) trial evaluating Nexavar® (sorafenib) tablets in patients with advanced non-squamous non-small cell lung cancer (NSCLC) showed that the study did not meet its primary endpoint of improving overall survival in the first-line setting. NExUS evaluated Nexavar versus placebo in combination with two chemotherapeutic agents, gemcitabine and cisplatin. A positive secondary endpoint of progression-free survival (PFS) was observed in the trial. The safety and tolerability of the treatment triplet was as expected and did not show any new or unexpected toxicities. Data from this study are expected to be presented at an upcoming scientific meeting.
A copy of the press release, titled “Phase 3 Trial of Nexavar in First-Line Advanced Non-Small Cell Lung Cancer Does Not Meet Primary Endpoint of Overall Survival” is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
99.1  Press release, dated June 14, 2010, titled “Phase 3 Trial of Nexavar in First-Line Advanced Non-Small Cell Lung Cancer Does Not Meet Primary Endpoint of Overall Survival”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2010	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Suzanne Shema
Suzanne Shema
Senior Vice President, General Counsel

INDEX TO EXHIBITS

99.1	Press release, dated June 14, 2010, titled “Phase 3 Trial of Nexavor in First-Line Advanced Non-Small Cell Lung Cancer Does Not Meet Primary Endpoint of Overall Survival”